UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

HARBORONE NORTHEAST BANCORP, INC.

(Exact name of registrant as specified in charter)

Massachusetts	81-1607465
(State of other jurisdiction of incorporation	(I.R.S. Employer
or organization)	Identification No.)

770 Oak Street,
Brockton, Massachusetts	02301
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange
Title of each class	on which each
to be so registered	class is to be registered
Common Stock, par value $0.01	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-230183

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Item 1.                          Description of Registrant’s Securities to be Registered

The description of the Common Stock and the rights of the shareholders of the registrant set forth under the captions “Description of Capital Stock of New HarborOne Following the Conversion” and “Dividend Policy” and “Market for the Common Stock” in the registrant’s prospectus dated June 21, 2019, which relates to the registrant’s registration statement on Form S-1 (No. 333-230183) (the “Registration Statement”), and is hereby incorporated by reference into this response.

Item 2.                          Exhibits

Exhibit Number	Description

2.1	Plan of Conversion (1)

2.2	Agreement and Plan of Merger (1)

3.1	Articles of Organization of HarborOne NorthEast Bancorp, Inc. (1)

3.2	By-Laws of HarborOne NorthEast Bancorp, Inc. (1)

4.1	Form of Common Stock Certificate of HarborOne NorthEast Bancorp, Inc. (1)

(1)  Incorporated by reference to the identically numbered exhibit to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

HARBORONE NORTHEAST BANCORP, INC.

Date: June 24, 2019	By:	/s/ Linda H. Simmons
	Name:	Linda H. Simmons
	Title:	Senior Vice President and Chief Financial Officer